Exhibit 99.1

Owens & Minor Announces Executive Leadership Team Changes

Company also Provides Preliminary Results for the 3rd Quarter and Updated Guidance for 2022

RICHMOND, VA – October 12, 2022 – Owens & Minor, Inc. (NYSE-OMI) today announced certain changes to its executive leadership team, including the appointment of Andrew G. Long as EVP, CEO, Products & Healthcare Services segment, replacing Jeffrey T. Jochims who will be leaving the Company. Long has served as the Company’s EVP and CFO since joining the Company in November 2019. In addition, Alexander J. Bruni has been promoted to EVP and CFO, replacing Long.

“Andy has been a great leader at Owens & Minor and I am looking forward to having Andy in this role where his skillset will help drive the Products & Healthcare Services segment to a stronger future. Andy is well prepared for these new responsibilities and has a track record of success - building a world-class finance organization, leading and strengthening our IT capabilities and developing and deploying the Owens & Minor Business System. Andy has earned the confidence of myself and the Board of Directors as well our 20,000 teammates around the world and we are certain he is the right person for this role,” said Edward A. Pesicka, President and CEO.

Alex Bruni joined Owens & Minor in April 2020 and has served as SVP of Finance, first leading corporate FP&A, then progressing to become the finance leader of the Products & Healthcare Services segment and most recently, the Patient Direct segment. He has previously served as CFO and COO of Centerline Communications and as VP of Finance at Patheon.

“Alex has successfully served as the operating CFO of each segment as well as leading our corporate FP&A function. This broad experience has given Alex a view across the entire organization and a deep understanding of the global enterprise, preparing him very well for this new role,” said Andy Long.

Also today, the Company provided preliminary results for the third quarter and updated guidance for full year 2022. For the third quarter, the Company expects to report GAAP net income per share in a range of $0.15 - $0.17 and expects adjusted net income per share (non-GAAP) to be in a range of $0.39 - $0.41. A reconciliation of the difference between the non-GAAP financial measure and the most comparable GAAP financial measure is included in a table below.

The Company has also updated its earnings guidance for 2022 and now expects adjusted net income per share to be in a range of $2.50 - $2.60 for the full year and adjusted EBITDA to be in a range of $527-$537 million. Previous full year guidance for adjusted net income per share was in a range $2.85 - $3.15 and previous full year guidance for 2022 adjusted EBITDA was $570-$610 million.

“While the Patient Direct segment continues to perform well, the Products & Healthcare Services segment is facing more pressures than previously expected with the unfavorable macro-economic conditions that show no signs of abating, along with elevated customer stocking levels and continued lower than expected hospital procedure volume. Accordingly, the pace of change at Owens & Minor must accelerate and I believe the leadership changes announced today will provide the Company with the best opportunity to contend with these headwinds,” Pesicka concluded.

Investor Conference Call for Third Quarter 2022 Financial Results

The Company plans to release financial results for the third quarter on Wednesday, November 2, 2022 prior to market open on the New York Stock Exchange. The Company will host a conference call and simultaneous webcast for investors at 8:30 a.m. ET on the same day to review its financial results.

The live webcast will be available on Owens & Minor’s Investor Relations website in the Events & Presentations section. Conference call participants are required to register in advance to obtain call-in information prior to the start of the call.

Preliminary Financial Data

The preliminary financial results disclosed in this release are the Company’s preliminary estimates of certain financial results for the third quarter of 2022, which are based on currently available information. The Company has not yet finalized its results for this period and its consolidated financial statements as of and for the quarter ended September 30, 2022 are not currently available. The Company’s actual results remain subject to the completion of the quarter-end closing process, which includes review by management and the Company’s board of directors, including the audit committee. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth therein. As a result, the Company’s actual results could be different from those set forth therein and the differences could be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the Company’s results, which may differ from the Company’s actual reported results. The preliminary estimates of the Company’s results included therein have been prepared by, and are the responsibility of, the Company’s management. The Company’s Independent Registered Public Accounting Firm has not audited, reviewed or compiled such preliminary estimates of the Company’s results. Accordingly, KPMG LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimates of certain financial results presented herein do not represent a comprehensive statement of the Company’s financial results and should not be considered as final or as a substitute for the information to be filed with the SEC in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 once it becomes available.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward-looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including expectations with respect to our 2022 financial performance, and our preliminary results for the third quarter of 2022, industry trends, as well as other statements related to the Company’s expectations regarding the performance of its business including its ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

GAAP/Non-GAAP Reconciliations (unaudited)

This release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect the Company’s core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

The following table provides a reconciliation of expected net income per diluted common share to non-GAAP measures used by management.

	Three Months Ended September 30, 2022
	Low	High
Net income per diluted common share, as reported (GAAP)	$0.15	$0.17
Intangible amortization	0.14	0.14
Acquisition-related and exit and realignment charges	0.09	0.09
Other (1)	0.01	0.01

Net income per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.39	$0.41

(1)	Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company integrating product manufacturing and delivery, home health supply, and perioperative services to support care through the hospital and into the home. Owens & Minor drives visibility, control and efficiency for patients, providers and healthcare professionals across the supply chain with proprietary technology and solutions, an extensive product portfolio, an Americas-based manufacturing footprint for personal protective equipment (PPE) and surgical products, as well as a robust portfolio of products and services for patients managing chronic and acute conditions in the home setting. Operating continuously since 1882 from its headquarters in Richmond, Va., Owens & Minor is a 140-year-old company powered by more than 20,000 global teammates. Learn more at https://www.owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACT:

Alex Jost, CPA

Director, Investor Relations

Investor.Relations@owens-minor.com

SOURCE: Owens & Minor, Inc.

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